INSTRUCTION CARD

Exhibit 99(b)

First Virginia Banks, Inc.

VBA Benefits Corporation Master Defined Contribution Plan for James River Bancshares, Inc.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF FIRST VIRGINIA BANKS, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 26, 2003

10:00 a.m. local time

The undersigned hereby directs VBA Benefits Corporation, the third party administrator of the VBA Benefits Corporation Master Defined Contribution Plan for James River Bancshares, Inc. (the “James River 401(k) Plan”), to vote all of the shares of First Virginia common stock that are held in the undersigned’s Plan account at the Annual Meeting of Shareholders of First Virginia Banks, Inc. to be held on Thursday, June 26, 2003 at the Hilton McLean Tysons Corner, 7920 Jones Branch Drive, McLean, Virginia and at any adjournments or postponements thereto, as designated on the reserve, all as more fully set forth in the accompanying proxy statement.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)

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FIRST VIRGINIA BANKS, INC.—ANNUAL MEETING, JUNE 26, 2003

YOUR VOTE IS IMPORTANT!

You can vote by marking, signing and dating your instruction card and returning it promptly in the enclosed envelope:

PLEASE VOTE

The Board of Directors recommends a vote “FOR” the proposal.

PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE ☒

The proposal to approve the Agreement and Plan of Reorganization, dated as of January 20, 2003, between First Virginia Banks, Inc. and BB&T Corporation and a related plan of merger providing for the merger of First Virginia with and into BB&T.

For ☐	Against ☐	Abstain ☐

If no instructions are specified above, shares held in the James River 401(K) Plan will be voted in the discretion of VBA Benefits Corporation as a fiduciary.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

Please be sure to sign and date this document in the box below.

Date:

Stockholder to sign above

Co-holder (if any) to sign above

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